Exhibit 10.3

Execution Version

THIRD AMENDED AND RESTATED ACCOUNTS AGREEMENT

Dated as of March 19, 2020

among

SABINE PASS LIQUEFACTION, LLC,

as Borrower

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO FROM TIME TO TIME

SOCIÉTÉ GÉNÉRALE,

as Common Security Trustee

and

CITIBANK, N.A.,

as Accounts Bank

SCHEDULE

Schedule 7.06	Notice Information

EXHIBITS

Exhibit A	Wire Information
Exhibit B	Restricted Payment Certificate

ii

This THIRD AMENDED AND RESTATED ACCOUNTS AGREEMENT (this “Agreement”), dated as of March 19, 2020, by and among SABINE PASS LIQUEFACTION, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Borrower”), each SUBSIDIARY OF THE BORROWER that is a party to this Agreement from time to time in accordance with the terms of this Agreement (the “Subsidiary Guarantors,” and together with the Borrower, the “Loan Parties”); SOCIÉTÉ GÉNÉRALE, in its capacity as common security trustee for the Secured Parties (together with its successors, designees and assigns in such capacity, the “Common Security Trustee”) and CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, acting through its Agency & Trust Division (“Citibank”), in its capacity as successor depositary agent, bank and securities intermediary (in such capacities, and together with its successors, designees and assigns in such capacities, the “Accounts Bank”).

RECITALS

WHEREAS, the Borrower owns and operates a natural gas liquefaction facility (including associated infrastructure) located in Cameron Parish, Louisiana for the production of LNG and other Services, as the same may be expanded, modified or otherwise changed in accordance with the applicable Senior Debt Instruments;

WHEREAS, the Borrower, the Secured Debt Holder Group Representatives party thereto, the Secured Hedge Representatives party thereto, the Secured Gas Hedge Representatives party thereto, the Common Security Trustee and the Intercreditor Agent entered into that certain Second Amended and Restated Common Terms Agreement, dated as of June 30, 2015 and as amended by the Omnibus Amendment, dated as of September 24, 2015, the Administrative Amendment, dated as of December 31, 2015, the Second Omnibus Amendment and Waiver, dated as of January 20, 2017, the Amendment to the Common Terms Agreement, dated as of January 20, 2017, the Third Omnibus Amendment, dated as of May 23, 2018, the Fourth Omnibus Amendment, dated as of September 17, 2018 and the Fifth Omnibus Amendment, Consent and Waiver, dated as of May 29, 2019 (as further amended, restated, amended and restated and otherwise modified from time to time prior to the date hereof, the “Second Amended and Restated Common Terms Agreement”), that set out certain provisions regarding, among other things, common representations and warranties of the Borrower, common covenants of the Borrower, and common Events of Default under certain of the Secured Debt Instruments (as defined in the Second Amended and Restated Common Terms Agreement);

WHEREAS, the Borrower, the Secured Debt Holder Group Representatives party thereto, the Secured Hedge Representatives party thereto, the Secured Gas Hedge Representatives party thereto, the Common Security Trustee and the Intercreditor Agent entered into that certain Second Amended and Restated Intercreditor Agreement dated as of June 30, 2015 (as so amended and restated, and as further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), that, among other things, governs the relationship among the Secured Parties and regulates the claims of the Secured Parties against the Borrower and the enforcement by the Secured Parties of the Security, including the method of voting and decision making, and the appointment of the Intercreditor Agent for the purposes set forth therein;

WHEREAS, the Borrower, the Common Security Trustee and BBVA USA (f/k/a Compass Bank D.B.A. BBVA Compass), as the predecessor Accounts Bank (the “Original Accounts Bank”) entered into that certain Second Amended and Restated Accounts Agreement, dated as of June 30, 2015 and as amended by the Second Omnibus Amendment and Waiver, dated as of January 20, 2017, the Stage 4 EPC Contract, Stage 4 ConocoPhillips License Agreement, ANR Precedent Agreement Consent, dated as of November 7, 2018, and the Fifth Omnibus Amendment, Consent and Waiver, dated as of May 29, 2019 (as so amended and restated, the “Second Amended and Restated Accounts Agreement”), pursuant to which, among other things, the Borrower granted the Common Security Trustee, for the benefit of the Secured Parties, a perfected first priority interest in the Accounts (as defined in the Second Amended and Restated Accounts Agreement) and in all financial assets held therein or credited thereto and all proceeds thereof (subject only to Permitted Liens (as defined in the Second Amended and Restated Common Terms Agreement));

WHEREAS, the Borrower, the applicable Secured Debt Holders and the applicable Secured Debt Holder Group Representatives have entered, or may enter, into various Secured Debt Instruments under which the Secured Debt Holders have agreed, or may agree, upon and subject to the terms of each such Secured Debt Instrument, to provide Secured Debt to the Borrower;

WHEREAS, the Borrower, the applicable Secured Hedging Parties and the applicable Secured Hedge Representatives have entered, or may enter, into various Secured Hedge Instruments in order for the Borrower to hedge interest rate exposure under Secured Debt;

WHEREAS, the Borrower, the applicable Gas Hedge Providers and the applicable Secured Gas Hedge Representatives have entered, or may enter, into various Secured Gas Hedge Instruments in order for the Borrower to hedge natural gas pricing risk;

WHEREAS, the Borrower, subsidiaries of the Borrower party thereto from time to time, the Secured Debt Holder Group Representatives party thereto, the Secured Hedge Representatives party thereto, the Secured Gas Hedge Representatives party thereto, the Common Security Trustee and the Intercreditor Agent are entering into a Third Amended and Restated Common Terms Agreement, to be dated on or about the date of this Agreement (the “Common Terms Agreement”), in order to amend and restate the Second Amended and Restated Common Terms Agreement;

WHEREAS, the Borrower, the Original Accounts Bank, and Citibank entered into that certain Resignation, Appointment and Acceptance Agreement, dated as of October 21, 2019 (“Resignation, Appointment and Acceptance Agreement”), pursuant to which the Original Accounts Bank assigned and transferred all of its rights, powers, privileges and duties as Accounts Bank under the Second Amended and Restated Accounts Agreement to Citibank, as successor Accounts Bank;

WHEREAS, the Borrower, the Common Security Trustee and the Accounts Bank are entering into this Agreement in order to amend and restate the Second Amended and Restated Accounts Agreement and to grant to the Common Security Trustee, for the benefit of the Secured Parties, a perfected first priority security interest in the Accounts and in all financial assets held therein or credited thereto and all proceeds thereof (subject only to Permitted Liens); and

WHEREAS, the Accounts Bank has agreed to act as depositary agent, bank and securities intermediary pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and to induce the Secured Debt Holders to enter into the Secured Debt Instruments to which they are a party and to make the Advances and other financial accommodations contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Loan Parties hereby agree with the Common Security Trustee and the Accounts Bank, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

Section 1.01. Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Acceptable Bank” means a bank whose long-term unsecured and unguaranteed debt is rated at least “BBB+” (or the then-equivalent rating) by S&P and “Baa1” (or the then-equivalent rating) by Moody’s, and, in any case, with a combined capital surplus of at least one billion Dollars ($1,000,000,000).

“Acceptable Debt Service Reserve LC” means an irrevocable, standby letter of credit issued by, or guaranteed by, an Acceptable Bank for the benefit of the Common Security Trustee which allows the Common Security Trustee to make a drawdown of up to the Stated Amount in each of the circumstances described in Section 5.06(d) (Debt Service Reserve Accounts).

“Accounts” has the meaning provided in Section 2.01(a) (Establishment of Accounts).

“Accounts Bank” has the meaning provided in the Preamble to this Agreement.

“Additional Debt Service Reserve Account(s)” means each Account established pursuant to Section 2.01(c) (Establishment of Accounts).

“Additional Proceeds” has the meaning provided in Section 5.09(a) (Additional Proceeds Account).

“Additional Proceeds Account” has the meaning provided in Section 2.01(a) (Establishment of Accounts).

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Alternative Currency” means Euros, Pounds Sterling and/or Canadian Dollars or any other currency permitted by the Financing Documents.

“Authorized Signatory” has the meaning provided in Section 3.06(h) (Duties and Certain Rights of the Accounts Bank - Directions and Instructions to the Accounts Bank).

“Borrower” has the meaning provided in the Preamble to this Agreement.

“Canadian Dollars” means freely transferable lawful money of Canada (expressed in Canadian Dollars).

“Common Security Trustee” has the meaning provided in the Preamble to this Agreement.

“Construction Account” has the meaning provided in Section 2.01(a) (Establishment of Accounts).

“Control Notice” means a written notice delivered by the Common Security Trustee (at the direction of the Required Secured Parties) to the Accounts Bank of the occurrence and continuance of an Event of Default.

“Control Notice Period” means the period commencing upon the date of delivery of a Control Notice and expiring on the date of delivery of a Control Withdrawal Notice in respect thereof.

“Control Withdrawal Notice” has the meaning provided in Section 2.02(b) (Event of Default).

“Debt Payment Account” has the meaning provided in Section 2.01(a) (Establishment of Accounts).

“Debt Service Reserve Accounts” means the Senior Secured Notes Debt Service Reserve Account and each Additional Debt Service Reserve Account.

“Distribution Account” has the meaning provided in Section 2.01(a) (Establishment of Accounts).

“Equity Proceeds Account” has the meaning provided in Section 2.01(a) (Establishment of Accounts).

“Excluded Insurance/Condemnation Proceeds” has the meaning provided in Section 5.07(b) (Insurance/Condemnation Proceeds Account).

“Expansion Construction Account” has the meaning provided in Section 2.01(a) (Establishment of Accounts).

“Euro” means the single currency of the member states of the European Union that have the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Final Completion” has the meaning assigned to such term in the applicable EPC Contract.

“Financial Assets” has the meaning provided in Section 3.01(c) (Securities Accounts; Deposit Accounts; the Accounts Bank - Securities Accounts).

“Indemnitee” has the meaning provided in Section 3.06(e) (Duties and Certain Rights of the Accounts Bank - Indemnification and Liability).

“Insurance/Condemnation Proceeds Account” has the meaning provided in Section 2.01(a) (Establishment of Accounts).

“Loan Party” has the meaning provided in the Preamble to this Agreement.

“Monthly Date” means the last Business Day of each calendar month.

“Operating Account” has the meaning provided in Section 2.01(a) (Establishment of Accounts).

“Permitted Investments” means any Investments permitted to be made by the Loan Parties pursuant to the terms of the Financing Documents.

“Pounds Sterling” means freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

“Restricted Payment Certificate” means a Restricted Payment Certificate substantially in the form attached hereto as Exhibit B.

“Revenue Account” has the meaning provided in Section 2.01(a) (Establishment of Accounts).

“Second Amended and Restated Accounts Agreement” has the meaning provided in the Recitals to this Agreement.

“Second Amended and Restated Common Terms Agreement” has the meaning provided in the Recitals to this Agreement.

“Securities Intermediary” has the meaning provided in Section 3.01(b) (Securities Accounts; Deposit Accounts; the Accounts Bank - The Accounts Bank).

“Senior Secured Notes Debt Service Reserve Account” has the meaning provided in Section 2.01(a) (Establishment of Accounts).

“Stated Amount” has the meaning specified for such term in any Acceptable Debt Service Reserve LC.

“Spot Rate” for a currency means the rate determined by the Accounts Bank to be the spot rate given to the Accounts Bank by its associated treasury department at the time of the disbursement activity; provided that the Accounts Bank may (but shall not be obligated to) obtain such spot rate from another financial institution designated by the Accounts Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Subsidiary Guarantor” has the meaning provided in the Preamble to this Agreement.

Section 1.02. Common Terms Agreement Defined Terms. Unless the context shall otherwise require, or unless otherwise defined herein, capitalized terms used herein shall have the meanings provided in the Common Terms Agreement.

Section 1.03. Principles of Interpretation. Unless the context shall otherwise require, or unless otherwise provided herein, this Agreement shall be governed by the principles of interpretation in Section 1.2 (Interpretation) of the Common Terms Agreement.

Section 1.04. UCC Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

Section 1.05. Accounting and Financial Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Section 1.4 (Accounting and Financial Determinations) of the Common Terms Agreement.

Section 1.06. Divisions. Any reference herein or any other Financing Document to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a Person, or an allocation of assets to a series of a Person (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer or similar term, as applicable to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder and under any other Financing Document (and each division of any limited liability company that is a Subsidiary, Affiliate, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.07. Exchange Rates; Currency Equivalents. For any currency conversion made by the Accounts Bank under this Agreement, the Accounts Bank shall use the Spot Rate for calculating the conversion rate. For so long as the Accounts Bank has not received a Control Notice from the Common Security Trustee, any currency conversion shall be effected pursuant to either of the following, at the election of the Borrower:

(a) by the Accounts Bank within two (2) Business Days of receipt by the Accounts Bank of written instructions from an Authorized Officer of the Borrower requesting the Accounts Bank to convert funds that have been received by the Accounts Bank in an Account from an Alternative Currency to U.S. Dollars, at the Spot Rate; provided that if such instructions are received by the Accounts Bank later than 11:00 a.m. New York time, on a Business Day, such requested conversion shall be treated as if received on the following Business Day; or

(b) by one or more Acceptable Bank within one (1) Business Day of receipt of such funds, upon receipt of written instructions from an Authorized Officer of the Borrower as to any requested conversion, at the rate quoted by such Acceptable Bank at the then-applicable spot rate at which the treasury of such entity would offer to sell the applicable currency into the requested currency; provided that if such instructions are received later than 11:00 a.m. New York time, on a Business Day, such requested conversion shall be effected on the second Business Day following receipt of such funds and instructions.

The expenses (including taxes payable in connection therewith) with respect to any such conversion shall be deducted from the applicable amount received upon such conversion. The Accounts Bank may rely conclusively on the determination of the Spot Rate and shall not incur any liability for losses associated with the determination of such rate or otherwise in connection with any currency conversion of funds in or from any Account in accordance with this Section 1.07, other than to the extent of its gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction. To the extent the Borrower elects a conversion pursuant to clause (b) above, the Borrower shall be permitted to transfer cause to be transferred funds in an Alternative Currency or US Dollars, as applicable, to such Acceptable Bank, and the Acceptable Bank shall convert such funds to US Dollars or an Alternative Currency, as applicable, at the quoted spot rate, and transfer the converted currency to the Borrower or to the Accounts Bank, as applicable, in each case as directed by the Borrower, within the time frame specified in clause (b) above.

ARTICLE II

ESTABLISHMENT AND ADMINISTRATION OF ACCOUNTS

Section 2.01. Establishment of Accounts.

(a) The Accounts Bank hereby agrees and confirms that it has established, or will establish on or prior to the date hereof, and will maintain until the termination of this Agreement in accordance with Article VI (Termination of Agreement) or as otherwise expressly set forth herein, each of the following segregated, special, collateral accounts listed or described below (each to be referred to herein by the defined term provided below, and collectively, together with any Additional Debt Service Reserve Account or other account created pursuant to Section 2.01(c) below, the “Accounts”), in the name of the Borrower, and subject to the exclusive “control” of the Common Security Trustee pursuant to Sections 3.01(c)-(e) (Securities Accounts; Deposit Accounts; the Accounts Bank), as applicable:

Name of Account at the Accounts Bank	Account Number	Defined Term for Account
Senior Secured Notes Debt Service Reserve Account	12496000	“Senior Secured Notes Debt Service Reserve Account”
Construction Account	12367800	“Construction Account”
Debt Payment Account	12367900	“Debt Payment Account”
Distribution Account	12368000	“Distribution Account”

Name of Account at the Accounts Bank	Account Number	Defined Term for Account
Equity Proceeds Account	12368100	“Equity Proceeds Account”
Insurance/Condemnation Proceeds Account	12368300	“Insurance/ Condemnation Proceeds Account”
Operating Account	12368400	“Operating Account”
Revenue Account	12368500	“Revenue Account”
Additional Proceeds Account	12367700	“Additional Proceeds Account”

(b) The Borrower may direct the Accounts Bank in writing to create, and upon receipt of such written direction, the Accounts Bank shall create, any Additional Debt Service Reserve Account when required pursuant to the terms of any Secured Replacement Debt that provides for a “debt service reserve requirement”, and the Accounts Bank shall provide written notice to the Borrower and the Common Security Trustee of the account number and wire instructions for such newly established Additional Debt Service Reserve Account. Each Additional Debt Service Reserve Account shall be funded in accordance with the Financing Documents and/or pursuant to Section 5.03(b) (Revenue Account) and amounts on deposit in such Additional Debt Service Reserve Account shall be applied in accordance with the applicable Senior Debt Instrument governing such Senior Debt; provided, that amounts on deposit in the Debt Service Reserve Accounts shall be used solely for the payments of the applicable Senior Debt for which such Account was established.

(c) The Borrower may direct the Accounts Bank in writing to create, and upon receipt of such written direction, the Accounts Bank shall create, additional accounts in any Loan Party’s name (as specified by the Borrower in writing) to facilitate the Borrower’s administration, operation and management of the Project (including, without limitation, creating accounts that hold Alternative Currencies to the extent permitted by the Financing Documents) so long as the intended purpose and use of any such account shall not be inconsistent with the terms of any Financing Document, and such accounts shall be subject to the terms hereof (including that they shall be pledged as Collateral hereunder). Without the consent of any Lender (as defined in the Working Capital Facility Agreement) or any other Secured Party, at the request of the Borrower, the parties hereto shall enter into an amendment to this Agreement solely to establish any Account described in this Section 2.01(c) (Establishment of Accounts) and to provide for deposits into and disbursements from any such account provided that such amendment shall not affect the priority of payments under Section 5.03(b). The Accounts Bank shall provide written notice to the Loan Parties and the Common Security Trustee of the account number and wire instructions for such newly established Account.

(d) Wire instructions for each of the Accounts, the Senior Facility Agent and the Common Security Trustee are set forth on Exhibit A attached hereto (as such Exhibit may be updated from time to time by any such Person by written notice to each other party hereto).

Section 2.02. Event of Default.

(a) Subject to the Intercreditor Agreement, during a Control Notice Period, at the election of the Common Security Trustee, and without limiting the Common Security Trustee’s or any other Secured Party’s rights or remedies herein or under any of the other Financing Documents (including the Security Agreement), (i) the Common Security Trustee shall have the right (but not the obligation, unless instructed pursuant to the Intercreditor Agreement) hereunder and pursuant to the Security Agreement to direct the Accounts Bank in writing to administer the Accounts and disburse funds therefrom (and, upon the exercise of such right, the Accounts Bank shall comply with any such written direction), and (ii) the Accounts Bank shall execute and deliver (or cause to be executed and delivered) to the Common Security Trustee all proxies and other instruments as the Common Security Trustee may reasonably request in writing hereunder or pursuant to the Security Agreement for the purpose of enabling the Common Security Trustee (on behalf of the Secured Parties) to exercise any voting or other consensual rights pertaining to the Accounts and the funds therein, which rights the Common Security Trustee shall exercise in accordance with the Intercreditor Agreement.

(b) Notwithstanding anything to the contrary in this Agreement and without limiting anything set forth in clause (a) above, from and after the delivery to the Accounts Bank of a Control Notice and until such time as the Accounts Bank receives written notice from the Common Security Trustee that the Event of Default identified in such Control Notice no longer exists and such Control Notice has been revoked (such notice of revocation, a “Control Withdrawal Notice”) (which the Common Security Trustee shall promptly deliver following the date such Event of Default no longer exists), the Accounts Bank shall not accept any instructions or certificates from the Borrower and shall only withdraw or transfer amounts in the Accounts at the written direction or with the written consent of the Common Security Trustee. The Common Security Trustee shall deliver a copy of each Control Notice to the Borrower, which copy shall not be required for effectiveness of such Control Notice.

Section 2.03. Permitted Investments.

(a) Directing the Making of Investments. Any cash held in Accounts maintained hereunder may be invested in Permitted Investments from time to time by the Accounts Bank at the expense and risk of the Borrower (a) as directed in writing by the Borrower at any time other than during a Control Notice Period (which may be in the form of a standing instruction and shall specify the particular investment to be made, including any standing instructions existing on or prior to the date hereof under the Second Amended and Restated Accounts Agreement), and (b) as directed in writing by the Common Security Trustee during any Control Notice Period; provided, however, that the Accounts Bank’s obligation to invest such amounts is conditioned upon receipt by the Accounts Bank of a valid Form W-9 of the Internal Revenue Service of the United States of America in accordance with Section 2.03(c) (Permitted Investments- Earnings) and shall be subject in each case to the availability of any such investment with the Accounts Bank. The Accounts Bank shall not have any obligation to invest or reinvest funds held in any Account on any day to the extent that the Accounts Bank has not received written instructions from the Borrower or, during a Control Notice Period, the Common Security Trustee, on or prior to 11:00 a.m. New York City time. Instructions received after 11:00 a.m. New York City time will be deemed received the next Business Day. Absent written instructions from the Borrower or the

Common Security Trustee (during a Control Notice Period), the Accounts Bank shall not invest the amounts held in the Accounts (it being acknowledged that, as of the date of this Agreement, standing instructions from the Borrower to the Accounts Bank for the Accounts established pursuant to the Resignation, Appointment and Acceptance Agreement are in effect). The right of the Borrower or the Common Security Trustee, as applicable, to direct the manner of investment includes, but is not limited to, the right (i) to direct the Accounts Bank to sell any Permitted Investment or hold it until maturity, (ii) upon any sale of any Permitted Investment, to direct the Accounts Bank to reinvest the proceeds thereof, plus any interest received by the Accounts Bank thereon, in Permitted Investments or to hold such proceeds and interest for application pursuant to the terms of this Agreement, and (iii) to exercise any voting rights with respect to any Permitted Investment. No Secured Party shall have any liability for any loss resulting from the making or liquidation of any such investment other than any such loss caused solely by such Secured Party’s willful misconduct or gross negligence as determined by a final and non-appealable judgment of a court of competent jurisdiction. It is agreed and understood that the Accounts Bank may earn fees associated with the investments outlined above in accordance with the terms of such investments. In no event shall the Account Banks be deemed an investment manager or adviser in respect of any selection of any investments hereunder. It is understood and agreed that the Account Banks is permitted to receive additional compensation that could be deemed to be in its economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub custodian with respect to certain of the investments, (ii) using affiliates to effect transactions in certain investments and (iii) effecting transactions in investments.

(b) Application of Permitted Investments. Any Permitted Investments purchased upon the direction of the Borrower or the Common Security Trustee, as the case may be, under the provisions of this Agreement by the Accounts Bank shall be deemed at all times to be a part of the Account from which funds were withdrawn in order to acquire the Permitted Investment and shall be deemed to constitute funds on deposit in and credited to such Account, and the income or interest received and gains realized in excess of losses suffered by an Account due to the investment of funds deposited therein shall be (i) in the case of the Debt Payment Account, transferred to the Revenue Account, and (ii) in the case of each other Account, credited and retained in the particular Account in respect of which the Permitted Investment was purchased, except as expressly provided by the terms hereof. Any loss shall be charged to the applicable Account.

(c) Earnings. All earnings on funds in any Account maintained hereunder shall be for the account of the applicable Loan Party, and shall be reported accordingly by such Loan Party to any federal, state or local taxing authority to the extent required by Applicable Law. The Accounts Bank does not have any interest in the funds held in the Accounts deposited hereunder but is serving as bank and securities intermediary only and having only possession thereof. Any payment of income from the Accounts shall be subject to reporting and withholding regulations then in force with respect to United States taxes. Each Loan Party shall provide the Accounts Bank with its taxpayer identification number, documented by an appropriate executed Form W-9, upon execution of this Agreement. The Form W-9 shall, to the extent necessary, be renewed by such Loan Party as required by the Internal Revenue Service of the United States of America and provided to the Accounts Bank. The Accounts Bank shall be entitled to rely on an opinion of legal counsel (which may be counsel of the Borrower) in connection with the reporting of any earnings with respect hereto; provided it is understood that the Accounts Bank shall only be responsible for U.S. federal income reporting with respect to income earned on the Accounts. In no event shall the Accounts Bank be liable or responsible for the payment of taxes on any income earned on the Accounts.

(d) Liquidation of Investments for Distributions. If and when cash is required for the making of any transfer in accordance with Article IV (Withdrawal and Transfer Procedures), the Borrower or, as applicable, the Common Security Trustee, shall cause Permitted Investments to be sold or otherwise liquidated as and to the extent necessary in order to make such transfers required pursuant to Article IV (Withdrawal and Transfer Procedures). To the extent that the Borrower’s failure to cause any Permitted Investment to be sold or otherwise liquidated in accordance with this Section 2.03(d) would result in a failure to make any transfer in accordance with Article IV (Withdrawal and Transfer Procedures), the Accounts Bank is hereby authorized and directed to liquidate such Permitted Investment (without regard to maturity) in order to make or cause to be made any transfer required by any provision contained in Article IV (Withdrawal and Transfer Procedures). Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Common Security Trustee is hereby authorized to direct the Accounts Bank to liquidate or direct the liquidation of any Permitted Investment (without regard to maturity) in order to make or cause to be made any application required by any provision contained in Article V (Application of Funds), Section 2.02 (Event of Default) or Section 3.07 (Remedies). None of the Accounts Bank, the Common Security Trustee or any other Secured Party shall in any way be liable for the diminution of value of any Permitted Investments made pursuant to this Agreement or for any costs, losses, fees, taxes, penalties or other charges incurred in connection with any investment, including losses due to early liquidation or market risk, which are a result of the liquidation of any Permitted Investment, except to the extent resulting from the gross negligence or willful misconduct of the Common Security Trustee or the Accounts Bank, as the case may be, as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e) Value of Permitted Investments. Permitted Investments credited to any Account shall be valued at their then-current market value.

(f) Security Interest in Permitted Investments. Whenever the Accounts Bank purchases a Permitted Investment represented or evidenced by certificates or instruments capable of possession, the Accounts Bank shall notify the Common Security Trustee in writing of such purchase and hold such Permitted Investments as bailee on behalf of the Common Security Trustee. Whenever the Account Banks purchases a Permitted Investment not represented or evidenced by certificates or instruments capable of possession, the Accounts Bank shall credit such Permitted Investment to the applicable Account, and the Borrower shall notify the Common Security Trustee in writing of such directed purchase and, upon the request of the Common Security Trustee, the Accounts Bank will deliver such information to the Common Security Trustee as may be reasonably necessary to enable the Common Security Trustee to take all necessary action, including giving confirmations and notices to record the Common Security Trustee’s interest therein, as required by the UCC to perfect a first priority security interest therein (subject to Permitted Liens) for the benefit of the Common Security Trustee (on behalf of the Secured Parties). Without limiting the foregoing, whenever the Accounts Bank purchases a Permitted Investment which is a certificate of deposit, the Accounts Bank shall simultaneously or promptly thereafter notify the issuer of the certificate of deposit in writing as follows: Société Générale, as the Common Security Trustee for the Secured Parties, has a security interest in and pledge of the certificate(s) of deposit being purchased this day by Citibank, N.A., as the Accounts Bank and bailee on behalf of the Common Security Trustee and the other Secured Parties.

Section 2.04. Monies Received by the Loan Parties. In the event that any Loan Party receives any Cash Flows, equity contributions, Insurance Proceeds, Condemnation Proceeds or other amounts that in each case are required by the terms hereof or any Financing Document to be deposited into any Account, such Loan Party shall without any notice or demand whatsoever, promptly deliver the same to the Accounts Bank for application in accordance with the terms of this Agreement and the Common Terms Agreement. No amount held in any Account maintained hereunder shall be disbursed except in accordance with the provisions of this Agreement.

Section 2.05. Books of Account; Statements. The Accounts Bank shall maintain records of all deposits into and transfers to and from the Accounts and all investment transactions effected by the Accounts Bank pursuant to the terms hereof, and any such recordation shall constitute prima facie evidence of the information recorded. No later than the tenth (10th) Business Day of each month after the date hereof, the Accounts Bank shall deliver to the Borrower and, if an Event of Default has occurred and is continuing, to the Common Security Trustee (and the Common Security Trustee shall then deliver a copy to each Secured Debt Holder Group Representative), a statement setting forth the transactions in each Account during the preceding month (including deposits, withdrawals and transfers from and to such Account) and specifying the investment income received and other amounts held in each such Account at the close of business on the last Business Day of the preceding month. In addition, the Accounts Bank shall promptly respond (during normal business hours) to requests by the Common Security Trustee and the Borrower for information regarding deposits, investments and transfers into, in respect of and among Accounts and balances in the Accounts. The Accounts Bank shall provide the Common Security Trustee and the Borrower with online access to review all account activities of the Accounts (subject, in each case, to any customary registration requirements of the Accounts Bank).

Section 2.06. Adequate Instruction; Sufficiency of Funds.

(a) Notwithstanding anything to the contrary contained in this Agreement, in the event that the Accounts Bank receives any monies in respect of any Loan Party or the Project without adequate instruction as to the Account into which such monies are to be deposited, the Accounts Bank shall promptly deposit such monies into (i) on or prior to the Project Completion Date, the Construction Account (for purposes of this sentence, the Project Completion Date shall be deemed to have occurred at such time as the Common Security Trustee so notifies the Accounts Bank in writing, which notice the Common Security Trustee shall promptly deliver upon the occurrence of the Project Completion Date, in accordance with the Common Terms Agreement), and (ii) thereafter, the Revenue Account, keeping such records as may be necessary to adequately distinguish such monies from other funds held in such Account, and shall immediately thereafter notify the Borrower and the Common Security Trustee of the receipt of such monies. Upon written instruction from the Borrower (other than during a Control Notice Period) or the Common Security Trustee (during a Control Notice Period), the Accounts Bank shall transfer (if applicable) any such monies to the corrected Account specified by the Borrower or the Common Security Trustee (as the case may be) in a written notice delivered to the Accounts Bank.

(b) Notwithstanding anything to the contrary contained in this Agreement, to the extent that there are insufficient funds in the relevant Account to make a payment, transfer or withdrawal requested from such Account, the Accounts Bank shall promptly notify the Common Security Trustee and the Borrower of such deficiency. In such event, the Accounts Bank shall make such payment, transfer or withdrawal to the extent of the available funds in the specified Account unless it has received, by 5:00 pm New York City time on the date of the requested payment, transfer or withdrawal from any Account, written instructions not to make such payment from the Common Security Trustee (during a Control Notice Period) or the Borrower (other than during a Control Notice Period).

(c) The Common Security Trustee and the Accounts Bank (but only at the direction of the Common Security Trustee in the case of clause (iv) below) shall have the right, but not the obligation (unless, in the case of the Common Security Trustee, instructed pursuant to the Intercreditor Agreement), to (i) supply any missing endorsements of any Loan Party that are not supplied after a written request therefor by the Common Security Trustee and to pay and charge items payable by the Accounts Bank pursuant to and in accordance with Article V (Application of Funds); (ii) refuse to honor any check drawn on any Account which conflicts with this Agreement or the Common Terms Agreement, or which has been improperly filled out or endorsed; (iii) remit copies of checks and other items related to the Accounts with statements instead of the originals which may be retained by the Accounts Bank; and (iv) pay Obligations and amounts under the Material Project Documents (x) owing and past due and (y) in the case of amounts under the Material Project Documents, not subject to a good faith dispute with respect to which appropriate proceedings have been timely instituted.

ARTICLE III

SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY

Section 3.01. Securities Accounts; Deposit Accounts; the Accounts Bank.

(a) Acceptance of Appointment of the Accounts Bank. Citibank, N.A., is hereby appointed to act as the Accounts Bank and it hereby agrees to act as the Accounts Bank under the express terms of this Agreement. Each of the Common Security Trustee and the Borrower hereby acknowledges that Citibank, N.A., shall act as the Accounts Bank under the express terms of this Agreement.

(b) The Accounts Bank. The Accounts Bank, as securities intermediary (the “Securities Intermediary”) or as bank with respect to the Accounts, hereby agrees and confirms that it has established (or will establish, if applicable) such Accounts as set forth and defined in this Agreement and shall maintain such Accounts in accordance with the terms hereof. Amounts shall be deposited into, managed and administered, and withdrawn from each of the Accounts in strict accordance with the provisions of this Agreement.

(c) Securities Accounts. The Securities Intermediary, each Loan Party and the Common Security Trustee agree that (i) each Account established by the Securities Intermediary is and is intended by the parties to be maintained as a “securities account” (within the meaning of Section 8-501(a) of the UCC); (ii) the Borrower is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC and including cash, the “Financial Assets”) credited to the Accounts; and (iii) all Financial Assets in registered form or payable to or to the order of and credited to any Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Account be registered in the name of any Loan Party, payable to the order of any Loan Party or specially endorsed to any Loan Party except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank and so long as the Accounts Bank’s records clearly indicate that the assets held are a part of such Account. Each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest, cash or other property whatsoever) credited to any Account shall be treated as a Financial Asset. Until this Agreement terminates in accordance with its terms, the Common Security Trustee shall have sole “control” (within the meaning of Sections 8-106(d)(1) and (2) of the UCC) of the Borrower’s “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Financial Assets credited to the Accounts, and the Accounts Bank shall make all notations in its records pertaining to the Accounts that are necessary to reflect the security interest granted hereunder to the Common Security Trustee. All property delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the Accounts. If, during a Control Notice Period, the Securities Intermediary shall receive any entitlement order from the Common Security Trustee directing transfer or redemption of any Financial Asset relating to any Account in accordance with this Agreement, the Securities Intermediary shall comply with such entitlement order without further consent by the Borrower or any other Person. The Accounts Bank hereby represents that it has not entered into, and agrees that, until the termination of this Agreement in accordance with the terms hereof, it will not enter into, any agreement with any Person in respect of any of the Accounts pursuant to which it would agree to comply with entitlement orders, other orders or instructions made by such Person (other than this Agreement). The Securities Intermediary’s jurisdiction (for purposes of Section 8-110(e)(1) of the UCC) is and shall continue to be the State of New York and the laws of the State of New York are applicable to all issues specified in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary.

(d) Deposit Accounts. In the event that the Accounts are not considered “securities accounts” (within the meaning of Section 8-501(a) of the UCC) under any applicable Government Rule, the Accounts shall be deemed to be “deposit accounts” (within the meaning of Section 9-102(a)(29) of the UCC), which shall be maintained with the Accounts Bank acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). The Common Security Trustee shall be deemed the customer of the Accounts Bank, acting as “bank” for purposes of the Accounts and, as such, shall be entitled to all the rights that customers of banks have under applicable Government Rules with respect to deposit accounts, including the right to withdraw funds from, or close, the Accounts in accordance with this Agreement. The Accounts Bank shall not have title to the funds on deposit in the Accounts, and shall credit the Accounts with all receipts of interest, dividends and other income received on the property held in the Accounts. Until this Agreement terminates in accordance with its terms, the Common Security Trustee shall have sole “control” (within the meaning of Sections 9-104(a)(2) and (3) of the UCC) of the Accounts. All funds delivered to the Accounts Bank pursuant to this Agreement will be promptly credited to the Accounts. If, during a Control Notice Period, the Accounts Bank shall receive any instruction from the Common Security Trustee directing disposition of the funds in the Accounts in accordance with this Agreement, the Accounts Bank shall comply with such instruction without further consent by the Borrower or any other Person. The Accounts Bank hereby represents that it has not entered into, and agrees that, until the termination of this Agreement, it will not enter into, any agreement with any other Person in respect of any of the Accounts pursuant to which it would agree to comply with instructions made by such Person (other than this Agreement). The “bank’s” jurisdiction for purposes of Section 9-304(b)(1) of the UCC is and shall continue to be the State of New York.

(e) Dominion and Control. In the event that the Accounts are not considered “securities accounts” or “deposit accounts” (each as defined in the UCC) under applicable Government Rules or a security interest cannot be granted and perfected in the Accounts under the UCC, then the Accounts and all property deposited therein shall be deemed under the dominion and control of the Common Security Trustee, and the Accounts Bank will act and will be deemed to be acting as the Common Security Trustee’s agent in respect of the Accounts for the purpose of maintaining such dominion and control for the sole purpose of the creation and perfection of security interests in favor of the Common Security Trustee.

(f) Account Name Changes. The Accounts Bank shall not change the name of, or account number for, any Account without the prior written consent of the Borrower and the Common Security Trustee, in each case, such consent not to be unreasonably withheld.

(g) Security Interest. Notwithstanding anything to the contrary contained herein, the Common Security Trustee shall have a first-priority perfected security interest in the Accounts and all amounts on deposit or credited thereto and all other property or collateral described herein, subject to Permitted Liens. In addition, all instructions and directions to be given under and pursuant to this Agreement shall, until termination of this Agreement in accordance with its terms, be given solely by the Common Security Trustee or the Borrower as provided herein.

Section 3.02. Certain Rights and Powers in Respect of Accounts and Funds.

(a) Rights to Accounts. No Loan Party shall make, attempt to make or consent to the making of, any withdrawal or transfer from any Account except in accordance with the terms and conditions of this Agreement. The Loan Parties shall not have any rights or powers with respect to the remittance of amounts credited to, the disbursement of credited amounts out of, or the investment of credited amounts in, the Accounts, except to have amounts credited thereto, out of or invested in accordance with this Agreement.

(b) Certain Additional Powers of the Common Security Trustee and the Accounts Bank.

(i)

The Common Security Trustee and, where appropriate, the Accounts Bank will have the right, but not the obligation (unless, in the case of the Common Security Trustee, instructed pursuant to the Intercreditor Agreement), to:

(A) refuse any item for deposit in any Account which does not comply with the terms of this Agreement; and

(B) refuse to honor any request for transfer from any Account which does not comply with the terms of this Agreement.

If any Loan Party fails to perform any agreement contained herein within the time allotted for such performance, the Common Security Trustee may (but is not obligated to, unless instructed pursuant to the Intercreditor Agreement) itself perform, or cause the performance of, such agreement, and the expenses of the Common Security Trustee incurred in connection therewith shall be payable by the Borrower upon written demand, including reasonable detail of such expenses.

(ii)

Each Loan Party hereby irrevocably constitutes and appoints the Common Security Trustee as such Loan Party’s true and lawful attorney-in-fact, with full authority in the place and stead of such Loan Party and in the name of such Loan Party from time to time in the Common Security Trustee’s discretion, during a Control Notice Period, to, subject to the terms of the Intercreditor Agreement, take any action and to execute any instrument which the Common Security Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(A) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Accounts or the proceeds of Financial Assets held therein or credited thereto;

(B) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (A) above;

(C) to file any claims or take any action or institute any proceedings which the Common Security Trustee may deem reasonably necessary for the collection of any of the Accounts or the proceeds of Financial Assets held therein or credited thereto or otherwise to enforce the rights of the Common Security Trustee with respect to any of the Accounts or the proceeds of Financial Assets held therein or credited thereto; and

(D) to perform the affirmative obligations of the Loan Parties hereunder.

Each Loan Party hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 3.02(b) (Certain Rights and Powers in Respect of Accounts and Funds - Certain Additional Powers of the Common Security Trustee and the Accounts Bank) is irrevocable and coupled with an interest.

(iii)

With respect to the provisions contained in Article V (Application of Funds), notwithstanding the absence of any Default or Event of Default, each Loan Party hereby constitutes and appoints the Common Security Trustee as the such Loan Party’s true and lawful attorney-in-fact with full authority in the place and stead of such Loan Party and in the name of such Loan Party to make the direct payments as specified and as required in such Article V (Application of Funds), and this power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable. No further direction or authorization from any Loan Party shall be necessary to warrant or permit the Common Security Trustee to direct such payments in accordance with the foregoing sentence and Article V (Application of Funds).

(iv)

Without limiting Section 3.03(a) (Security Interest - Grant), the powers conferred on the Common Security Trustee hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Accounts and the proceeds of Financial Assets held therein or credited thereto and shall not impose any duty on the Common Security Trustee to exercise any such powers. Except for the reasonable care of any Account, Financial Asset or Permitted Investment in its possession or under its control (as the case may be), the performance of its respective obligations hereunder and the other Financing Documents, and the accounting for moneys actually received by it hereunder, the Common Security Trustee shall have no duty as to any Account or the proceeds of Financial Assets held therein or credited thereto, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any such Account or proceeds. Each of the Accounts Bank and the Common Security Trustee is required to exercise reasonable care in the custody and preservation of any Account, Financial Asset or Permitted Investment in its possession or under its control (as the case may be); provided, however, that the Accounts Bank in any event shall be deemed to have exercised reasonable care in the custody and preservation of any Account if it takes such action for that purpose as the Common Security Trustee reasonably requests in writing (and in accordance with the terms of this Agreement) or if the Accounts Bank acts in accordance with the requirements of Section 3.06(c) (Duties and Certain Rights of the Accounts Bank - Degree of Care), but, notwithstanding the foregoing, the failure of the Accounts Bank to comply with any such request of the Common Security Trustee at any time shall not in itself be deemed a failure to exercise reasonable care. Nothing in this Section 3.02 (Certain Rights and Powers in Respect of Accounts and Funds) shall be construed as limiting the Common Security Trustee’s maintenance of “control” (within the meaning of Sections 9-104(a)(2) and (3) or Sections 8-106(d)(1) and (2), as applicable, of the UCC) over the Accounts.

Section 3.03. Security Interest.

(a) Grant. To secure the timely payment in full in cash and performance in full of the Obligations, each Loan Party does hereby collaterally assign, grant and pledge to, and grant a Lien on and a first priority security interest (subject to Permitted Liens) in favor of, the Common Security Trustee, on behalf of and for the sole and exclusive benefit of the Secured Parties in, all the estate, right, title, interest and security entitlements of each Loan Party, whether now owned or hereafter acquired, in all Accounts and in all Financial Assets, including Permitted Investments held therein or credited thereto and all proceeds thereof, including all rights of each Loan Party to receive moneys due in respect of all Accounts, all claims with respect to any Account, all income or gain earned in respect of the Financial Assets held in or credited to any Account, all Cash Flows, equity contributions, Insurance Proceeds, Condemnation Proceeds, Additional Proceeds, Net Cash Proceeds, investment income earned and other amounts credited to or deposited in any Account, and all proceeds receivable or received when any Account is collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily. No Loan Party shall have any rights or powers with respect to the Accounts, the contents of the Accounts or any proceeds with respect thereto except as expressly provided in this Agreement or the other Financing Documents.

(b) Acknowledgment. The Accounts Bank hereby acknowledges the first-priority perfected security interest (subject to Permitted Liens) in, and the pledge by each Loan Party to the Common Security Trustee, for the benefit of the Secured Parties, of all of each Loan Party’s security entitlements to the Accounts and all Financial Assets, including Permitted Investments held therein or credited thereto and all proceeds thereof, and the Accounts Bank will so indicate on the records maintained by the Accounts Bank with respect to the Accounts. The Accounts Bank agrees to hold all such security entitlements and Financial Assets in its custody and in trust for the purposes of, and on the terms set forth in, this Agreement.

Section 3.04. Perfection; Further Assurances. Each Loan Party agrees that from time to time it shall promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary, or that the Common Security Trustee may reasonably request, in order to perfect the assignment and first-priority security interest (subject to Permitted Liens) granted or intended to be granted hereby or to enable the Common Security Trustee to exercise and enforce its rights and remedies hereunder with respect to the Accounts, all Financial Assets held therein or credited thereto and all proceeds thereof. Without limiting the generality of the foregoing, each Loan Party shall file, and hereby authorizes the Common Security Trustee to file, such financing or continuation statements, or amendments thereto, and shall execute and deliver such other instruments, endorsements or notices, as may be reasonably necessary or as the Common Security Trustee may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby. The Accounts Bank shall not have any responsibility for the preparation, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.

Section 3.05. Other Liens; Adverse Claim.

(a) The Borrower represents and warrants that, as of the Effective Date:

(i)	it has not assigned any of its rights under the Accounts other than pursuant to the Financing Documents;

(ii)

it has not executed and there is not any effective financing statement, security agreement, control agreement or other instrument similar in effect covering all or any part of the Accounts, except such as may have been filed in connection with this Agreement or the other Financing Documents or, with respect to such other instrument, in respect of Permitted Liens; and

(iii)

it has full power and authority to grant a security interest in and assign its right, title and interest in the Accounts and all Financial Assets held therein or credited thereto and all proceeds thereof hereunder, subject to Permitted Liens. The Borrower represents, warrants and covenants that it has not granted, and shall not grant, to any Person (other than the Common Security Trustee) any interest in any of the Accounts except such as may have been granted in connection with this Agreement or Permitted Liens and that it has kept, and shall keep, the Accounts free from all other Liens (other than Permitted Liens).

(b) The Accounts Bank represents and warrants that to its knowledge there is no Lien on any of the Accounts other than Permitted Liens and the claims and interest of the parties as provided herein. Except as otherwise provided in Section 3.05(c) (Other Liens; Adverse Claim), in the event that the Accounts Bank has or subsequently obtains by agreement, operation of Government Rule or otherwise a security interest in any Account or any security entitlement credited thereto other than Permitted Liens, the Accounts Bank hereby agrees that such security interest shall be fully subordinated in payment and with respect to any right to exercise remedies to the security interest of the Common Security Trustee for the benefit of the Secured Parties.

(c) The Accounts Bank represents and warrants on the date hereof that it has no notice of any adverse claim to the Financial Assets deposited in or credited to the various Accounts or to security entitlements with respect thereto. If any Person asserts any Lien (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any Financial Assets deposited in, or credited to, the various Accounts or to security entitlements with respect thereto, the Accounts Bank, upon obtaining actual knowledge thereof, will promptly notify the Common Security Trustee and the Borrower thereof.

(d) The Financial Assets credited to the Accounts shall not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person (including the Accounts Bank) other than the Common Security Trustee (except for Permitted Liens and to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Accounts).

Section 3.06. Duties and Certain Rights of the Accounts Bank.

(a) General. The duties of the Accounts Bank shall be determined solely by the express provisions of this Agreement, each of which are solely mechanical and administrative in nature, and shall not be considered fiduciary, and no implied duties, covenants, functions, responsibilities, liabilities or obligations shall be read into this Agreement or any other Financing Document or otherwise exist against the Accounts Bank. Without limiting the generality of the foregoing, the Accounts Bank shall take all actions as the Common Security Trustee or the Borrower (only to the extent such instruction is issued in accordance with this Agreement) shall direct it to perform in accordance with the express provisions of this Agreement. The Accounts Bank shall have the right at any time to seek instructions, or clarifications of any instructions, concerning the administration of this Agreement from the Common Security Trustee and shall be entitled to refrain from acting unless and until it receives any such instructions or clarification that it has requested and any indemnification that it may require for any cost, loss or liability which it may incur in complying with such instructions.

(b) The Accounts Bank shall not have any duty or liability (i) for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it, (ii) for preparing or filing any financing, termination or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral, (iii) to ascertain or inquire as to the contents of any certificate, report or other document delivered hereunder, (iv) to make any calculations or to exercise any discretion notwithstanding any provisions herein, (v) to independently determine if any payment or funds transfer is required to be made pursuant to this Agreement, (vi) to make any payment, funds transfer or take any action hereunder unless it is first instructed, in writing (including through any secured FTP site previously approved by the Accounts Bank), by the proper party to make such payment, transfer or take such action, or (vii) to determine if any necessary consent is obtained or notice is given to the extent that the Account Banks is acting in accordance with written instructions provided to it pursuant to and subject to the terms and conditions of this Agreement.

(c) The Accounts Bank shall not be responsible for or have any duty to ascertain or inquire into (i) any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or any other Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Accounts Bank under, this Agreement or any other Financing Document, or for the adequacy, accuracy or completeness of any information supplied by the Common Security Trustee, the Borrower or any other Person in or in connection with this Agreement or any other Financing Document, or the transactions contemplated by this Agreement or any other the Financing Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement or any other Financing Document, or for inspecting the properties, books or records of the Borrower, (ii) the value of, title to or perfection of any of the Collateral, (ii) the legality value, validity, effectiveness, genuineness, adequacy, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein,

(iii) any failure by the Borrower or any other party to any Financing Document to perform its obligations hereunder or thereunder or (iv) the perfection or priority of any Lien on the Collateral.

(d) The Accounts Bank shall not be required to ascertain, monitor, confirm or inquire (i) whether or not any Default or Event of Default has occurred or (ii) whether any other event or condition specified in any Financing Document has occurred.

(e) The Accounts Bank shall not (i) be charged with knowledge of the terms of any Financing Document to which it is not a party, (ii) be charged with exercising remedies on behalf of the Common Security Trustee or any other party, (iii) be responsible for the compliance by any other party with the terms of the Financing Documents, or (iv) be liable or responsible for any loss or diminution in value of any of the Collateral, by reason of any act or omission of any agent or bailee selected by the Accounts Bank in good faith and with reasonable care.

(f) The Accounts Bank shall not (i) be required to initiate or conduct any litigation or collection proceeding hereunder in accordance with the terms and conditions of this Agreement or under any other Security Document, or (ii) be responsible for any action taken or omitted to be taken by it hereunder in accordance with the terms hereof or in connection with any other Financing Document (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment). In no event shall the Accounts Bank be liable for special, indirect consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Accounts Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) Whenever in the administration of this Agreement the Accounts Bank shall deem it necessary or desirable that a factual matter be proved or established in connection with the Accounts Bank taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Authorized Signatory (as defined below) of the Common Security Trustee and such certificate shall be full warrant to the Accounts Bank for any action taken, suffered or omitted in reliance thereon.

(h) The Accounts Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, and shall not be required to take any action, whether pursuant to the instructions of the Common Security Trustee or otherwise, unless and until it has received indemnity and/or security deemed satisfactory to it in its sole discretion for any cost, loss, or liability which it may incur taking such action.

(i) In no event shall the Accounts Bank be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond their control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government actions, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Accounts Bank like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties agree that they will provide the Accounts Bank with such information as either of them may request in order for the Accounts Bank to satisfy the requirements of the USA Patriot Act.

(j) The Accounts Bank shall not be deemed to have knowledge or notice of any occurrence of any Default or Event of Default (notwithstanding any other relationship with the Borrower, whether as shareholder, financial advisor or otherwise) unless it shall, shall have received written notice thereof.

(k) The Accounts Bank shall be entitled to consult with and engage legal counsel, independent accountants or other experts selected by it, and any opinion, advice or statement of such legal counsel, independent accountants or other experts shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Agreement or any other Financing Document, in each case, in good faith and reliance thereon (provided that the obligations of the Loan Parties to reimburse the Accounts Bank for any such counsel, accountants or experts shall be as set forth in Section 7.03 (Costs and Expenses)).

(l) The Accounts Bank may employ a custodian, agent, nominee or delegate to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Accounts Bank (including the receipt and payment of money). The exculpatory provisions of the preceding paragraphs shall apply to any such custodian, agent, nominee or delegate of the Accounts Bank and any such custodian, agent, nominee or delegate, and shall apply to their respective activities as Accounts Bank.

(m) The Accounts Bank shall have no responsibility to make any investigation into the facts or matters stated in any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to it under this Agreement or any other Financing Document or in connection with the transactions contemplated herein or therein or to determine, confirm or verify the information, contents or amounts set forth therein.

(n) For the avoidance of doubt, the provisions of this Section 3.06 (Duties and Certain Rights of the Accounts Bank) shall survive the termination of this Agreement, the repayment of the Obligations, and the resignation or removal of the Accounts Bank, to the maximum extent permitted by Government Rule.

(o) Negative Pledge. The Accounts Bank hereby agrees that it shall not grant any security interests in the Accounts or the Financial Assets that it is obligated to maintain under this Agreement except as may be granted in connection with this Agreement or for Permitted Liens.

(p) Degree of Care. The Accounts Bank shall exercise the same degree of care in administering the funds held in the Accounts and the investments purchased with such funds in accordance with the terms of this Agreement as the Accounts Bank exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by Government Rule.

(q) Reliance by Accounts Bank. The Accounts Bank shall be entitled to conclusively rely upon and shall not be bound to make any investigation into the facts or matters stated in any certificate, or any other notice, incumbency certificate from any party hereto, or other document (including any cable, telegram, electronic mail, facsimile or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons. As to any matters not expressly provided for by this Agreement, the Accounts Bank shall not be required or authorized to take any action or exercise any discretion, but shall, subject to the terms of this Agreement, be required to act or to refrain from acting upon written instructions of the Common Security Trustee (during a Control Notice Period) and, except during a Control Notice Period, the Borrower (solely to the extent permitted hereunder); provided, however, that Accounts Bank shall be fully justified in failing or refusing to take any action under this Agreement if such action would, in the sole judgment of the Accounts Bank, be contrary to Government Rule. During a Control Notice Period, the Accounts Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request or consent of the Common Security Trustee. Upon request by the Accounts Bank, the Common Security Trustee agrees to provide to the extent available any information that the Accounts Bank may reasonably request in connection with the performance of its responsibilities hereunder, with a copy to the Borrower.

(r) Indemnification and Liability.

(i)

Each Loan Party hereby agrees, jointly and severally, to indemnify the Accounts Bank and its Affiliates and the partners, directors, officers, employees, agents and advisors of such Persons and of such Persons’ Affiliates (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, actions, suits, judgments, demands, damages, liabilities and expenses and/or any withholding taxes relating to income of the Loan Parties that is payable by Accounts Bank as a result of this Agreement (in each case, including all reasonable fees, costs and expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of the execution, delivery, enforcement or performance of this Agreement or any other document referred to or provided for herein or the transactions contemplated hereby and thereby, or any action taken or omitted by any such Indemnified Party under or in connection with any of the foregoing, including with respect to the exercise by the Accounts Bank of any of its respective rights or remedies under this Agreement or any of the Financing Documents, and any investigation, litigation or proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or appellate proceeding) related to this Agreement or any other Financing Document; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, actions, suits, judgments, demands, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(ii)

The provisions of this Section 3.06(e) (Duties and Certain Rights of the Accounts Bank - Indemnification and Liability) shall survive the Discharge Date, or the resignation or removal of the Accounts Bank, and shall be in addition to any other rights and remedies of the Accounts Bank.

(iii)

Any amounts payable by any Loan Party pursuant to this Section 3.06(e) (Duties and Certain Rights of the Accounts Bank - Indemnification and Liability) shall be paid no later than thirty (30) days after demand therefor, and if not paid within such period shall bear interest at the Default Rate.

(s) Court Orders. Notwithstanding anything to the contrary herein, the Accounts Bank is hereby authorized, based on advice of counsel, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency or other governmental authority affecting any Accounts. The Accounts Bank shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of the Accounts Bank’s compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree may later be reversed, modified, set aside or vacated.

(t) Resignation and Termination.

(i)

The Accounts Bank may at any time resign by giving thirty (30) days’ written notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Accounts Bank as provided below. Either (x) so long as no payment or bankruptcy Event of Default has occurred and is continuing, the Borrower or (y) the Common Security Trustee (upon direction of the Required Secured Parties) may remove the Accounts Bank at any time by giving notice to each other party to this Agreement, such removal to be effective upon the appointment of a successor Accounts Bank as provided below.

(ii)

In the event of any resignation or removal of the Accounts Bank, a successor Accounts Bank, which shall be a bank or trust company organized under the laws of the United States of America or of the State of New York, having a corporate trust office in New York and a capital and surplus of not less than one billion Dollars ($1,000,000,000) or otherwise acceptable to the Common Security Trustee, shall be appointed by the Common Security Trustee (and, so long as no Event of Default has occurred and is continuing, with consent of the Borrower not to be unreasonably withheld or delayed). Any such successor Accounts Bank shall be capable of acting as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) and shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon such successor Accounts Bank shall succeed to all the rights and duties of the Accounts Bank under this Agreement and shall be entitled to receive the Accounts from the predecessor Accounts Bank. If the Accounts Bank consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Accounts Bank. If no willing successor can be found, the Accounts Bank may (at the expense of the Borrower) appeal to a court of competent jurisdiction for one.

(iii)

Upon the replacement of the Accounts Bank hereunder, all investments and other amounts held by it or credited to Accounts pursuant to this Agreement shall be transferred to such successor Accounts Bank. In the event of the resignation or termination of the Accounts Bank, the provisions of this Section 3.06 (Duties and Certain Rights of the Accounts Bank) shall continue in effect for the benefit of the retiring Accounts Bank in respect of any actions taken or omitted to be taken while acting as the Accounts Bank, the Accounts Bank shall be entitled to its reasonable fees and expenses in accordance with Section 3.08 (Costs, Expenses and Attorneys’ Fees) incurred up to the time such resignation or termination becomes effective in accordance with this Section 3.06(g) (Duties and Certain Rights of the Accounts Bank - Resignation and Termination), and the Accounts Bank shall have no responsibilities hereunder after such date and no further obligations hereunder after such date other than any that accrue prior to such date and have not been satisfied.

(u) Directions and Instructions to the Accounts Bank. All written directions and instructions by the Borrower or the Common Security Trustee to the Accounts Bank pursuant to this Agreement shall be executed by an authorized signatory (each, an “Authorized Signatory”) of the Borrower or the Common Security Trustee, as applicable, and, in the case of the Borrower, such Authorized Signatory shall be an Authorized Officer. No Person shall be deemed to be an Authorized Signatory of the Borrower or the Common Security Trustee, unless such Person is named on a certificate of incumbency delivered to the Accounts Bank by the Borrower or the Common Security Trustee, as applicable. The Borrower and the Common Security Trustee shall deliver to the Accounts Bank a certificate of incumbency, in form and substance satisfactory to the Accounts Bank, setting forth the names and specimen signatures of the Borrower’s and Common Security Trustee’s Authorized Signatories permitted to provide instructions hereunder to the Accounts Bank, and shall promptly provide any changes to such certificate from time to time thereafter. The Accounts Bank shall be entitled to rely conclusively on such certificate until it receives a certificate specifically stating that it is a superseding certificate.

Section 3.07. Remedies. Subject to the Intercreditor Agreement, during a Control Notice Period:

(a) the Common Security Trustee may exercise in respect of the Accounts, in addition to other rights and remedies provided for herein (including Section 2.02 (Event of Default)), in the Security Agreement, or otherwise available to it, all the rights and remedies of a secured party under the UCC at that time and consistent with the provisions of the Common Terms Agreement, including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate or otherwise dispose of any or all of the Accounts, and to cause the Accounts to be sold, liquidated or otherwise disposed of, in each case in such manner as the Common Security Trustee may elect in accordance with the terms of the Financing Documents;

(b) the proceeds of any Financial Assets credited to or held in any Account and all cash proceeds received by the Common Security Trustee in respect of any sale of, collection from or other realization upon all or any part of the Accounts may, in the discretion of the Common Security Trustee, then or at any time thereafter, be applied in whole or in part by the Common Security Trustee against all or any part of the Obligations in accordance with the Common Terms Agreement and the Security Agreement;

(c) during a Control Notice Period, the Accounts Bank shall not honor any instruction from the Borrower directing any withdrawal or transfer from any Account, and shall honor any and all instructions solely from the Common Security Trustee with respect to any withdrawal or transfer from the Accounts; and

(d) any surplus of such amounts or proceeds remaining after the Discharge Date shall be paid over to the Borrower or, if the Common Security Trustee reasonably determines that there exists a claim against, or interest held in, such surplus by a third party, upon prior written notice to the Borrower, to a court of competent jurisdiction. No right, power or remedy herein conferred upon or reserved to the Common Security Trustee or the other Secured Parties is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by Government Rule, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at Government Rule or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Recourse to any or all Security now or hereafter held by the Common Security Trustee or the other Secured Parties may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

ARTICLE IV

WITHDRAWAL AND TRANSFER PROCEDURES

Section 4.01. Maintenance of Funds in Accounts; Withdrawals. Until withdrawn or transferred pursuant to and in accordance with this Agreement, all amounts deposited into any Account shall be held in such Account. All withdrawals and transfers from any Account shall be made in accordance with the provisions of this Agreement.

Section 4.02. Company Access to Accounts.

(a) Except during a Control Notice Period, upon receipt by the Accounts Bank of written instructions (including through any secured FTP site previously approved by the Accounts Bank) originated by an Authorized Officer of the Borrower concerning the withdrawal, transfer or disposition of funds in the Accounts, the Accounts Bank shall make such withdrawal or transfer in accordance with such instructions, and shall have no obligation to inquire, monitor, determine or confirm whether any such withdrawals, payments, transfers or instructions are in compliance with Article V below. During a Control Notice Period, the Accounts Bank shall only honor instructions originated by Common Security Trustee concerning the withdrawal, transfer or disposition of funds in the Accounts, without further consent from any Loan Party, and no Loan Party shall have the right or ability to access, withdraw or transfer funds from the Accounts. Any such transfers, withdrawals or dispositions of funds in the Accounts shall be made in accordance with the Accounts Bank’s customary withdrawal procedures relating to securities accounts and/or deposit accounts generally.

(b) Any written instruction (including through the posting of any excel or other files to any secured FTP site previously approved by the Accounts Bank) for any withdrawal or transfer from any Account permitted or required to be delivered hereunder by the Borrower shall be delivered to the Accounts Bank no later than 12:00 noon (New York City time) on the Business Day of any withdrawal or transfer contemplated by such written instruction; provided, however, that in the event that any such instruction requires the Accounts Bank to perform any currency conversion in respect of any Alternative Currency, such instructions must be received no later than 11:00. a.m. (New York City time) at least two (2) Business Days prior to any such withdrawal or transfer, subject, in each case, to the Accounts Bank’s internal requirements. Any instructions received after the applicable cut-off times shall be treated as if received on the following Business Day. Such written instruction shall be in English and be delivered by electronic mail (with any attachment in .pdf) pursuant to Section 7.06 (Notices and Other Communications) or in such other format as may be mutually agreed upon between the Borrower and the Accounts Bank (it being acknowledged that posting of excel files to a secured FTP site designated by the Accounts Bank to the Loan Parties prior to the date hereof shall satisfy the foregoing), and shall be considered delivered upon receipt thereof. In no event shall instructions be considered delivered hereunder if incomplete or inaccurate, or if such instructions do not otherwise meet the requirements for such instructions set forth in this Agreement.

ARTICLE V

APPLICATION OF FUNDS

Section 5.01. Equity Proceeds Account.

(a) Equity Proceeds Account. The Borrower shall cause to be deposited into the Equity Proceeds Account: (i) all Cash Flows (other than Business Interruption Insurance Proceeds) received prior to the Project Completion Date, (ii) all cash paid to any Loan Party prior to the Project Completion Date from any direct or indirect owner of the Borrower by way of equity contribution or subordinated shareholder loans and (iii) on or prior to the Project Completion Date, (A) Delay Liquidated Damages, (B) all other income received by or on behalf of any Loan Party (howsoever earned), revenue (howsoever generated) and proceeds of any nature whatsoever received by such Loan Party or to which such Loan Party is entitled (including Business Interruption Insurance Proceeds pursuant to Section 5.07(e) (Insurance/Condemnation Proceeds Account) and proceeds of Replacement Debt pursuant to the Financing Documents) that is not otherwise expressly required or permitted to be deposited into or credited to another Account, applied directly to the Obligations or distributed as a Restricted Payment, in accordance with this Agreement and (C) all other amounts received by any Loan Party on or prior to the Project Completion Date and not required by the terms of this Agreement to be deposited into another Account.

(b) Withdrawals from Equity Proceeds Account. Other than during a Control Notice Period, the Borrower may (i) transfer and deposit the amounts on deposit in the Equity Proceeds Account to the Construction Account, the Revenue Account, the Operating Account or any other Account at the times and subject to the terms and conditions set forth herein or (ii) use the amounts on deposit in the Equity Proceeds Account to make a Restricted Payment so long as each of the conditions to a Restricted Payment set forth in the Financing Documents are satisfied.

Section 5.02. Construction Account.

(a) The Borrower shall cause to be deposited into the Construction Account, from time to time, any funds withdrawn and transferred from the Equity Proceeds Account pursuant to the provisions of Section 5.01 (Equity Proceeds Account).

(b) Other than during a Control Notice Period, the Borrower may transfer or withdraw amounts on deposit in the Construction Account to pay Project Costs then due and owing or becoming due and payable within the next sixty (60) days to be prepaid using the proceeds of such transfer or withdrawal.

(c) On the Project Completion Date, the Borrower shall transfer amounts on deposit in or standing to the credit of the Construction Account in the following order of priority:

(i)

first, to remain on deposit in the Construction Account, an amount equal to the amount reasonably anticipated by the Borrower to pay all remaining Project Costs to achieve Final Completion of Train 6 and all additional expansion trains (if any) of the Project; and

(ii)

second, for deposit to the Debt Service Reserve Accounts, the amount necessary to fund each Debt Service Reserve Account up to the amount required by the applicable Financing Documents (less the amount on deposit in or standing to the credit of such Debt Service Reserve Account (including the Stated Amount of any Acceptable Debt Service Reserve LCs credited to such Debt Service Reserve Account))

(iii)	third, the Revenue Account.

(d) Other than during a Control Notice Period, amounts on deposit in the Construction Account following the Project Completion Date shall be applied by the Borrower for the payment of Project Costs to achieve Final Completion of Train 6 and all additional expansion trains (if any) of the Project.

(e) On the date that the Borrower achieves Final Completion of Train 6 and all additional expansion trains (if any) of the Project, as confirmed in writing to the Accounts Bank by the Borrower, at the written request of the Borrower to the Accounts Bank (with a copy to the Common Security Trustee), the Construction Account may be closed and any amounts on deposit therein transferred to the Revenue Account.

Section 5.03. Revenue Account.

(a) the Borrower shall cause to be deposited into the Revenue Account from and after the Project Completion Date: (A) all Cash Flows, (B) all other income received by or on behalf of any Loan Party (howsoever earned), revenue (howsoever generated) and proceeds of any nature whatsoever received by any Loan Party or to which such Loan Party is entitled (including Business Interruption Insurance Proceeds pursuant to Section 5.07(e) (Insurance/Condemnation Proceeds Account) and Delay Liquidated Damages) that is not otherwise expressly required or permitted to be deposited into or credited to another Account, or applied directly to the Obligations, in accordance with this Agreement and (C) all amounts required to be transferred into the Revenue Account from any other Account pursuant to the terms of this Agreement or received by any Loan Party after the Project Completion Date and not required by the terms of this Agreement to be deposited into another Account.

(b) Subject to the last proviso of this Section 5.03(b), other than during a Control Notice Period, the Borrower shall transfer funds on deposit in the Revenue Account (including any amounts transferred to the Revenue Account from any other Account on the applicable date as permitted hereunder) at the following times and in the following order of priority:

(i)

first, from time to time, either (x) for deposit to the Operating Account, in an amount not to exceed the Operation and Maintenance Expenses currently payable or expected by the Borrower to become due during the immediately succeeding sixty (60) days, taking into account amounts on deposit in the Operating Account for such purpose and/or (y) without duplication of any amounts transferred under clause (x), towards the payment of Operation and Maintenance Expenses currently payable;

(ii)

second, after making each applicable withdrawal and transfer above, from time to time, on a pro rata basis to the payment of all fees, costs, charges, expenses and any other amounts (other than as specifically described below in this Section 5.03(b)) then due and owing to the Secured Parties in connection with this Agreement and the other Financing Documents;

(iii)

third, after making each applicable withdrawal and transfer above, on each Monthly Date (and on any other date when due and payable), to (x) the Debt Payment Account; (y) the applicable Secured Parties that are owed such amounts, an amount equal to (A) the interest on and principal of the Senior Debt (other than principal of Working Capital Debt) and (B) scheduled payments and payments of Hedge Termination Value and Gas Hedge Termination Value to be paid by the Borrower pursuant to the Interest Rate Protection Agreements and the Secured Gas Hedges, respectively, in each case that are then due and payable or to be due and payable on the next Quarterly Payment Date; and (z) the Lenders (as defined in the Working Capital Facility Agreement) in the amounts of interest on and principal of the Working Capital Debt that the Borrower intends or is required to pay under the Financing Documents;

(iv)

fourth, after making each applicable withdrawal and transfer above, on each Monthly Date, pro rata, for deposit to (A) the Senior Secured Notes Debt Service Reserve Account, an amount equal to the amount required to be on deposit therein pursuant to the Financing Documents, and (B) any Additional Debt Service Reserve Account in an amount equal to the “debt service reserve requirement” established pursuant to any Senior Debt Instrument governing the applicable Senior Debt, in each case, less the amount on deposit in or standing to the credit of the applicable Account;

(v)

fifth, after making each applicable withdrawal and transfer above, on each Quarterly Payment Date (and on any other date when due and payable), the amount necessary to repay any Permitted Indebtedness then due and payable, to make any Permitted Investments or other Investments permitted by the Financing Documents or for Capital Expenditures permitted by the Financing Documents;

(vi)

sixth, after making each applicable withdrawal and transfer above, on each Quarterly Payment Date (and on any other date when due and payable), the amount necessary for payment into the Distribution Account to make a Restricted Payment to the Pledgor or Sponsor to make the payment described in clause (b) of Permitted Payments to Sponsor; and

(vii)	seventh, after making each applicable withdrawal and transfer above, on each Monthly Date, any excess remaining in the Revenue Account to be transferred to the Distribution Account;

provided, however, that the Borrower may transfer Cash Flows from the FOB Sale and Purchase Agreements received prior to the Project Completion Date in the Revenue Account to the Equity Proceeds Account prior to application of the provisions of Section 5.03(b)(i)-(viii)(Revenue Account).

Section 5.04. Operating Account.

(a) The Borrower shall cause the following amounts to be deposited into the Operating Account: (i) prior to the Project Completion Date, any funds withdrawn and transferred from the Equity Proceeds Account pursuant to Section 5.01(c)(i) (Withdrawals from the Equity Proceeds Account), (ii) from and after the Project Completion Date, all amounts required to be so deposited pursuant to Section 5.03(b) (Revenue Account) and (iii) unless such proceeds have been directed to be paid directly to the applicable payee, all proceeds of any Working Capital Debt.

(b) Other than during a Control Notice Period, the Borrower may transfer funds in the Operating Account to the payment of amounts owing by the Loan Parties for the amounts required for, and to be applied to, (i) payment of Operation and Maintenance Expenses then due and payable or coming due and payable within the following sixty (60) days and (ii) payment for gas purchases for any trains of the Project.

Section 5.05. Debt Payment Account.

(a) Amounts shall be deposited into the Debt Payment Account as required pursuant to Section 5.03(b) (Revenue Account).

(b) On each Quarterly Payment Date (or any other date when payment of Senior Debt is due), the Borrower may withdraw from the Debt Payment Account to pay (i) first, to the pro rata payment of interest on the Senior Debt then due and owing and to the scheduled payments then due and owing by the Borrower pursuant to the Interest Rate Protection Agreements (but excluding any payments of Hedge Termination Value) and (ii) second, to the pro rata repayment of the principal of the Senior Debt (other than principal of Working Capital Debt) then due and owing and payments for any Hedge Termination Value and Gas Hedge Termination Value then due and payable by the Borrower with respect to any Interest Rate Protection Agreements or Secured Gas Hedges, as the case may be.

Section 5.06. Debt Service Reserve Accounts.

(a) The Borrower shall cause to be deposited into a Debt Service Reserve Account, (i) on or prior to the Project Completion Date, any funds withdrawn and transferred from the Construction Account pursuant to Section 5.02 (Construction Account), and (ii) following the Project Completion Date, on each Quarterly Payment Date, all amounts required pursuant to Section 5.03(b) (Revenue Account). In addition, the Borrower may, in lieu of cash, cause to be delivered to the Common Security Trustee one or more Acceptable Debt Service Reserve LCs, the Stated Amounts of which shall be credited to a Debt Service Reserve Account.

(b) The Borrower shall be permitted to withdraw amounts from the applicable Debt Service Reserve Account that was established pursuant to the Senior Debt Instrument governing the relevant Senior Debt to pay interest on and principal of such Senior Debt and scheduled payments (but excluding any payments of Hedge Termination Value) under the Interest Rate Protection Agreements entered into in respect of such Senior Debt in the event that amounts on deposit in the Debt Payment Account are insufficient to pay such amounts when due.

(c) In the event that on any Quarterly Payment Date (after giving effect to any transfers required to be made from the Senior Secured Notes Debt Service Reserve Account or any Additional Debt Service Reserve Account, as applicable, on such date) amounts on deposit in the Senior Secured Notes Debt Service Reserve Account or such Additional Debt Service Reserve Account, as applicable (including the Stated Amount of any Acceptable Debt Service Reserve LCs credited to such Debt Service Reserve Account), exceed the amount required to be on deposit in the Senior Secured Notes Debt Service Reserve Account pursuant to the Financing Documents or the “debt service reserve requirement” established pursuant to any Senior Debt Instrument governing the applicable Senior Debt, then the Borrower may direct the Accounts Bank to transfer all such excess amounts on deposit the Senior Secured Notes Debt Service Reserve Account or any Additional Debt Service Reserve Account, as applicable, for deposit into the Revenue Account for application in accordance with Section 5.03(b) (Revenue Account).

(d) The Common Security Trustee may drawdown all or a portion of the Stated Amount of all Acceptable Debt Service Reserve LCs and deposit the funds received into the applicable Debt Service Reserve Account with respect to which such letters of credit are credited:

(i)

in whole or in part, in the amount necessary to make payments of interest on and principal of the applicable Senior Debt then due and payable in the event amounts on deposit in the Revenue Account, Debt Payment Account and the Debt Service Reserve Account are insufficient to pay such amounts when due;

(ii)

if (A) the commercial bank that issued any Acceptable Debt Service Reserve LC is no longer an Acceptable Bank and (B) the Borrower has not replaced such Acceptable Debt Service Reserve LC within fifteen (15) Business Days of being notified of such event; and

(iii)

if (A) no less than thirty (30) days prior to the expiry date of each such letter of credit, the Common Security Trustee has not received notice from the issuing bank that it will extend such expiry date or renew such applicable letter of credit and no substitute or replacement letter of credit satisfying the requirements of an “Acceptable Debt Service Reserve LC” has been delivered to the Common Security Trustee to replace the Stated Amount of such expiring Acceptable Debt Service Reserve LC and, as applicable and/or (B) the sum of (i) the undrawn portion of the Stated Amount of all Acceptable Debt Service Reserve LCs that have been credited to the applicable Debt Service Reserve Account, and (ii) all other amounts on deposit in or standing to the credit of such Debt Service Reserve Account is less than the “debt service reserve requirement” established pursuant to the Senior Debt Instruments governing such Debt Service Reserve Account on the date of such drawdown.

(e) Notwithstanding anything in this Section 5.06 to the contrary, from and after the date when the Loan Parties are no longer required to maintain a Debt Service Reserve Account pursuant to the Secured Debt Instruments under which such Debt Service Reserve Account was created, the Borrower may transfer or withdraw of all cash amounts on deposit in such Debt Service Reserve Account to (i) prior to the Project Completion Date, the Equity Proceeds Account or the Construction Account and (ii) thereafter, the Revenue Account.

Section 5.07. Insurance/Condemnation Proceeds Account.

(a) The Borrower shall cause all Insurance Proceeds, all Condemnation Proceeds and all Performance Liquidated Damages to be deposited into the Insurance/Condemnation Proceeds Account and applied as provided in this Section 5.7 (Insurance/Condemnation Proceeds Account).

(b) Any Insurance Proceeds, Condemnation Proceeds or Performance Liquidated Damages shall be applied by the Borrower to (i) the reinvestment into the Project, as permitted by the Financing Documents, (ii) the prepayment of the Secured Debt and other Obligations in accordance the Financing Documents or (iii) transferred to the Revenue Account by the Borrower (in its sole discretion) to the extent not required to be reinvested or used to prepay Secured Debt and other Obligations pursuant to the Financing Documents.

Section 5.08. Distribution Account.

(a) Funds shall be transferred from the Revenue Account to the Distribution Account pursuant to Section 5.03(b)(vii) (Revenue Account).

(b) Amounts on deposit in the Distribution Account may be used by the Borrower to make Restricted Payments so long as the conditions set forth relating to Restricted Payments in the Financing Documents (including delivery of a Restricted Payment Certificate and any other certificates and calculations required therein, if any) have been satisfied prior to, or in connection with, such Restricted Payment.

Section 5.09. Additional Proceeds Account.

(a) The Borrower may, at its election, cause to be deposited into the Additional Proceeds Account all or a portion of the net proceeds of any Indebtedness permitted to be incurred pursuant to the Financing Documents (such proceeds, the “Additional Proceeds”).

(b) Any Additional Proceeds shall be (i) applied by the Borrower to repay Indebtedness as and to the extent required by the Financing Documents or (ii) to the extent not required to repay Indebtedness under the Financing Documents, transferred to the Construction Account (prior to the Project Completion Date) or the Revenue Account (on or after the Project Completion Date).

Section 5.10. Transfers pursuant to this Article V. To the extent any Event of Default has occurred and is continuing and a Control Notice Period is not applicable, each month no later than fifteen (15) days after the end of such month, the Borrower will deliver to the Common Security Trustee a certificate setting forth the application of funds in accordance with this Article V for the prior calendar month.

ARTICLE VI

TERMINATION OF AGREEMENT

The rights and powers granted herein to the Common Security Trustee have been granted in order, among other things, to perfect the Common Security Trustee’s security interests in the Accounts and to permit the Common Security Trustee to carry out its duties under the Common Terms Agreement and the other Financing Documents, are powers coupled with an interest, and will neither be affected by the bankruptcy of the Borrower or any other Person nor by the lapse of time. All right, title and interest of the Common Security Trustee in the Accounts shall continue and, except as otherwise provided herein, the obligations of the Accounts Bank hereunder shall continue, until the Discharge Date. At such time, the Common Security Trustee shall notify the Accounts Bank in writing to, and upon such notification the Accounts Bank shall, pay any amounts (including Permitted Investments) then remaining in any of the Accounts to an account designated in writing by the Borrower to the Accounts Bank or, if the Common Security Trustee reasonably determines that there exists a claim against, or interest held in, such amounts by a third party, upon prior written notice to the Borrower, to a court of competent jurisdiction. No termination of any Secured Party’s interest hereunder shall affect the rights of any other Secured Party hereunder.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Amendments, Etc. No amendment, termination or waiver of any provision of this Agreement and no consent to any departure by the Loan Parties shall be effective unless in writing signed by the Common Security Trustee and, in the case of an amendment, the Borrower, any Restricted Subsidiary party hereto, the Common Security Trustee, and the Accounts Bank and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by the Accounts Bank in addition to the Common Security Trustee, affect the rights or duties of, or any fees or other amounts payable to, the Accounts Bank under this Agreement; provided, further, that that no amendment, waiver or consent with respect to any definitions or other term of any other Financing Documents incorporated into this Agreement by reference shall, unless in writing and signed by the Accounts Bank, be effective with respect to the Accounts Bank if such amendment, waiver or consent shall affect the rights or duties of, or any fees, expenses or other amounts payable to, the Accounts Bank under this Agreement.

Section 7.02. Applicable Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT ANY REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) SUBMISSION TO JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE LOAN PARTIES, THE ACCOUNTS BANK OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION IF APPLICABLE LAW DOES NOT PERMIT A CLAIM, ACTION OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION TO BE FILED, HEARD OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.

(c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 7.02(b) (APPLICABLE LAW; JURISDICTION; ETC.). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.02(d) (APPLICABLE LAW; JURISDICTION; ETC.).

(e) Service of Process. Each party hereto hereby irrevocably consents to the service of any and all process in any action or proceeding relating to this Agreement by the mailing of copies of such process to the Borrower at its then effective notice address pursuant to Section 7.06 (Notices and Other Communications).

(f) Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Loan Parties hereby irrevocably and unconditionally waive such immunity in respect of their obligations under this Agreement and the other Financing Documents and, without limiting the generality of the foregoing, agree that the waiver set forth in this Section 7.02(f) (Applicable Law; Jurisdiction; Etc.) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

Section 7.03. Fees, Costs and Expenses. The Borrower agrees to pay to the Accounts Bank such fees in the amounts set forth in the Accounts Bank Fee Letter. The Borrower shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Accounts Bank and the Common Security Trustee (including all reasonable fees, costs and expenses of counsel for any of the Accounts Bank and the Common Security Trustee), in connection with the preparation, negotiation, execution and delivery of this Agreement and the administration and maintenance of the Accounts; (b) all reasonable and documented out-of-pocket expenses incurred by the Common Security Trustee and the Accounts Bank (including all reasonable fees, costs and expenses of counsel for any of the Common Security Trustee and the Accounts Bank), in connection with any amendments, modifications or waivers of the provisions of this Agreement; (c) all reasonable and documented out-of-pocket expenses incurred by the Accounts Bank and the Common Security Trustee (including all reasonable fees, costs and expenses of counsel for any of the Accounts Bank and the Common Security Trustee), in connection with the administration of this Agreement; and (d) all reasonable out-of-pocket expenses incurred by the Accounts Bank and the Common Security Trustee (including all reasonable fees, costs and expenses of counsel for any of the Accounts Bank and the Common Security Trustee), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 7.03 (Costs and Expenses), including in connection with any workout, restructuring or negotiations in respect of the Obligations. The obligations contained in this Section 7.03 (Costs and Expenses) shall survive the termination of this Agreement or the resignation or removal of the Accounts Bank, to the maximum extent permitted by Governmental Rule.

Section 7.04. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.05. No Waiver; Cumulative Remedies. No failure by the Accounts Bank, the Common Security Trustee or any other Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Government Rule.

Section 7.06. Notices and Other Communications.

(a) Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given under or in connection with this Agreement shall be given in writing and may be delivered by hand, certified or registered airmail, internationally recognized courier service, facsimile or email (provided that email delivery shall be effective only upon receipt of an acknowledgment from the intended recipient such as by the “return receipt requested” function, as available, reply e-mail or other written acknowledgment) to the party’s address specified below or at such other address as such party shall have designated by notice to the other party hereto and shall be effective upon receipt.

(b) The Common Security Trustee and the Accounts Bank shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrower, which the Common Security Trustee or the Accounts Bank, as applicable, believes in good faith to be genuine, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Common Security Trustee, the Accounts Bank and the Related Parties of each of them for all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.

(c) Each of the Loan Parties, the Common Security Trustee and the Accounts Bank may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

Section 7.07. Patriot Act Notice. The parties hereto acknowledge that, in accordance with Section 326 of the Patriot Act, the Accounts Bank, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person that establishes a relationship or opens an account. The parties to this Agreement agree that they will provide the Accounts Bank with such information as it may request in order to satisfy the requirement of the Patriot Act.

Section 7.08. Reinstatement. This Agreement and the obligations of the Loan Parties hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement (or any other payment giving rise to the occurrence of the Discharge Date) is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Loan Parties or any other Person or as a result of any settlement or compromise with any Person (including the Loan Parties) in respect of such payment, and the Borrower shall pay the Common Security Trustee and the Accounts Bank on demand all of its reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by such party in connection with such rescission or restoration.

Section 7.09. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.10. Successions and Assignments. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Common Security Trustee and the Accounts Bank, and the Accounts Bank may not assign or delegate any of its rights or obligations under this Agreement except pursuant to Section 3.06 (Duties and Certain Rights of the Accounts Bank). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, the Secured Parties, their respective successors and assigns permitted hereby and, to the extent contemplated hereby, the Related Parties of the Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 7.11. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Advances and other financial accommodations under the Senior Debt Instruments, and shall continue in full force and effect until the Discharge Date. The provisions herein regarding the payment of expenses and indemnification obligations shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Secured Debt and other financial accommodations under the Financing Documents, the termination of this Agreement or any provision hereof or the resignation or removal of the Accounts Bank.

Section 7.12. Time. Time is of the essence of this Agreement.

Section 7.13. Waiver of Consequential Damages, Etc. To the fullest extent permitted by Government Rule, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto and their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided, however, that each Loan Party acknowledges and agrees that special, indirect, consequential or punitive damages of third parties for which the Accounts Bank is liable and for which such Loan Party is otherwise obligated to indemnify the Accounts Bank subject to the terms of Section 3.06(r) (Duties and Certain Rights of the Accounts Bank; Indemnification and Liability) shall be considered direct damages of the

Accounts Bank. No party hereto or their Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, the other Financing Documents or the transactions contemplated hereby or thereby.

Section 7.14. Subsidiaries. In the event that any Person becomes a Subsidiary of the Borrower (other than any Unrestricted Subsidiary) after the Closing Date, (a) such Subsidiary shall be deemed a Restricted Subsidiary and (b) the Borrower shall promptly cause such Restricted Subsidiary to execute and deliver to the Common Security Trustee a joinder to this Agreement, the Security Agreement and Commons Terms Agreement in the form attached as Exhibit B to the Common Terms Agreement.

Section 7.15. Amendment and Restatement. This Agreement amends, restates and supersedes the Second Amended and Restated Accounts Agreement in its entirety.

Section 7.16. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Common Security Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SABINE PASS LIQUEFACTION, LLC, as the Borrower

By:	/s/ Lisa C. Cohen
Name: Lisa C. Cohen
Title: Treasurer

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED ACCOUNTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SOCIÉTÉ GÉNÉRALE, as the Common Security Trustee

By:	/s/ ROBERTO S SIMON

Name:	ROBERTO S SIMON
Title:	Managing Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED ACCOUNTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CITIBANK, N.A., as the Accounts Bank

By:	/s/ Derrick Lenz

Name:	Derrick Lenz
Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED ACCOUNTS AGREEMENT

SCHEDULE 7.06

NOTICES

Accounts Bank:

CITIBANK, N.A.

Agency & Trust

388 Greenwich Street

New York, New York 10013

Attention: Patricia Gallagher/ Jenny Cheng

Telephone: (212) 816-2977/ (212) 816-5648

Email: patricia1.gallagher@citi.com / jenny.cheng@citi.com / cts.spag@citi.com

Common Security Trustee:

SOCIÉTÉ GÉNÉRALE

245 Park Avenue,

New York, NY 10167

Attention: Ellen Turkel

Telephone: 212-278-6437

Email: ellen.turkel@sgcib.com

Senior Facility Agent:

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH

711 Louisiana Street Suite 1400

Houston, Texas 77002

Attention: Joe Lattanzi

Telephone: (713-759-3435)

Email: joe.lattanzi@scotiabank.com

Schedule 6.07

EXHIBIT A

WIRE INSTRUCTIONS

INTERNATIONAL INCOMING WIRE TRANSFER INSTRUCTIONS:

US Dollar

CITIBANK, N.A.

Agency & Trust

Swift code: CITIUS33

FFC: [Account Name (from below)],# [Account Number (from below)]

DOMESTIC INCOMING WIRE TRANSFER INSTRUCTIONS

US Dollar

CITIBANK, N.A.

Agency & Trust

388 Greenwich Street

ABA: 021000089

FFC: [Account Name (from below)], #[Account Number (from below)]

ACCOUNTS

Senior Secured Notes Debt Service Reserve Account: A/C# 12496000

Construction Account: A/C# 12367800

Debt Payment Account: A/C# 12367900

Distribution Account: A/C# 12368000

Equity Proceeds Account: A/C# 12368100

Insurance/Condemnation Proceeds Account: A/C# 12368300

Operating Account: A/C# 12368400

Revenue Account: A/C# 12368500

Additional Proceeds Account: A/C# 12367700

SECURED PARTIES

Common Security Trustee: A/C# 202118, ABA# 026-004-226, Attn: Common Security Trustee, Ref: Sabine Liquefaction LLC- Common Security Trustee

Senior Facility Agent: Bank of America NA, ABA No. 026 009 593, Swift Code: BOFAUS3N, Account No. NOSCUS4HHSS, Attn: The Bank of Nova Scotia, Ref: Sabine Pass Liquefaction

Exhibit A-1

EXHIBIT B

FORM OF RESTRICTED PAYMENT CERTIFICATE

SABINE PASS LIQUEFACTION, LLC

700 Milam Street, Suite 1900

Houston, Texas 77002

[___]

OFFICERS’ CERTIFICATE PURSUANT TO

SECTION 5.08 OF THE ACCOUNTS AGREEMENT

SECTION 4.06 OF THE 4(A)(2) INDENTURE

SECTION 4.06 OF THE 144A INDENTURE

Reference is made to (a) the Third Amended and Restated Accounts Agreement, dated as of March [__], 2020, by and among Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), the subsidiaries of the Company party thereto from time to time, Société Générale, as Common Security Trustee and Citibank, N.A. as Accounts Bank (as amended, amended and restated, modified or supplemented from time to time, the “Accounts Agreement”), (b) the Indenture, dated as of February 24, 2017 (as amended, amended and restated, modified or supplemented from time to time, the “4(a)(2) Indenture”), by and between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”) and (c) the Indenture dated February 1, 2013 (the “Base Indenture”), as supplemented by (i) a first supplemental indenture and a second supplemental indenture, each dated April 16, 2013 (the “April 2013 Indentures”), (ii) a third supplemental indenture, dated November 25, 2013 (the “November 2013 Indenture”), (iii) a fourth supplemental indenture and a fifth supplemental indenture, each dated May 20, 2014 (the “May 2014 Indentures”), (iv) a sixth supplemental indenture, dated as of March 3, 2015 (the “March 2015 Indenture”), (v) a seventh supplemental indenture, dated as of June 14, 2016 (the “June 2016 Indenture”), (vi) an eighth supplemental indenture, dated as of September 19, 2016 (the “First September 2016 Indenture”), (vii) a ninth supplemental indenture, dated as of September 23, 2016 (the “Second September 2016 Indenture”) and (viii) a tenth supplemental indenture, dated March 6, 2017 (the “March 2017 Indenture” and, together with the Base Indenture, the April 2013 Indentures, the November 2013 Indenture, the May 2014 Indentures, the March 2015 Indenture, the June 2016 Indenture, the First September 2016 Indenture and the Second September 2016 Indenture, and as otherwise amended, amended and restated, modified or supplemented from time to time, the “144A Indenture”), by and among the Company and the Trustee.

This Officer’s Certificate is being delivered in connection with a Restricted Payment in an amount equal to $[____] that the Company is making on [___] pursuant to (a) Section 5.08 of the Accounts Agreement, (b) Section 4.06 of the 4(a)(2) Indenture and (c) Section 4.06 of the 144A Indenture. All capitalized terms used herein shall have the respective meanings specified in (i) for purposes of the Accounts Agreement , the Accounts Agreement, (ii) for purposes of the 4(a)(2) Indenture, the 4(a)(2) Indenture and (iii) for purposes of the 144A Indenture, the 144A Indenture, unless otherwise defined herein.

Exhibit B-1

In connection therewith, I, [____], being an Authorized Officer of the Company, HEREBY CERTIFY as follows:

1.	No Default or Event of Default has occurred and is continuing as of the Restricted Payment Date or would occur as a result of the Restricted Payment.

2.

On and as of [_____] (the “Calculation Date”), (i) the Debt Service Coverage Ratio for the Calculation Period ended on the Calculation Date is at least 1.25 to 1.0, and (ii) the Projected Debt Service Coverage Ratio commencing on the first day after the Calculation Date is at least 1.25 to 1.0 for the upcoming twelve (12) month period, provided that the Company may, at its option, exclude any Debt Service that (x) was pre-funded by the incurrence of Indebtedness, one of the use of proceeds of which was expressly for this purpose or (y) will be funded as part of scheduled draws pursuant to the express terms of Indebtedness to be incurred during such upcoming twelve month period.

3.

Set forth in Exhibit A-1 is a calculation of the Debt Service Coverage Ratio for the Calculation Period ended on the Calculation Date. Also set forth in Exhibit A-1 is a calculation of the Projected Debt Service Coverage Ratio for the upcoming twelve (12) month period, commencing on the first day after the Calculation Date. The calculations set forth on Exhibit A-1 were prepared in good faith and were based on reasonable assumptions.

Exhibit B-2

IN WITNESS WHEREOF, I have hereunto signed my name on the day and year set forth above.

SABINE PASS LIQUEFACTION, LLC

By:
Name: [___]
Title: [___]

Exhibit B-3

Exhibit A-1

Calculation of Debt Service Coverage Ratio

1. Cash Flow Available for Debt Service for the preceding 12-month period

a.	Cash Flow received by the Loan Parties during such period	$[____]

minus

b.	Operation and Maintenance Expenses paid during such period	$[____]

plus

c.	Any extraordinary, unusual or non-recurring expenses or losses of the Loan Parties actually subtracted from Cash Flows pursuant to clause (b) during such applicable period	$[____]

plus

d.	Any Cash Flow that would have been projected to be generated by the Loan Parties Subsidiaries that were not generated as a result of any force majeure event affecting the Loan Parties (up to a 12 month period, and without duplication of any business interruption insurance proceeds received by the Loan Parties as a result of such force majeure event)	$[____]
Total:		$[______]

2. Aggregate amount required to service the Company’s Debt Service payable for the preceding 12-month period

Exhibit B-4

a.	All fees accrued or paid during such period in respect of any Senior Debt	$[____]

plus

b.	Interest on the Senior Debt (taking into account any Interest Rate Protection Agreements) accrued or paid during such period	$[____]

plus

c.	Scheduled principal payments of the Senior Debt accrued or paid during such period	$[____]

plus

d.	All payments due or anticipated to become due accrued or paid by the Company pursuant to and provision in respect of increased costs or taxes under any Senior Debt Instrument	$[____]

plus

e.	Any indemnity payments due to any of the Secured Parties	$[____]

minus

f.	(i) voluntary prepayments or mandatory prepayments, (ii) the principal amount of any Debt Service due at maturity, (iii) Revolving Loans, (iv) LC Costs, (v) interest in respect of Debt Service or net amounts under any Permitted Hedging Agreements in respect of interest rates, in each case paid prior to the end of the Availability Period and (vi) Hedge Termination Values projected to be paid	$[____]
Total:		$[______]

Debt Service Coverage Ratio (Row 1 Total: Row 2 Total)		[_____]

Exhibit B-5

Calculation of Projected Debt Service Coverage Ratio

1. Cash Flow Available for Debt Service for projected for such period

a.	Cash Flow projected to be received by the Loan Parties during such period	$[____]

minus

b.	Operation and Maintenance Expenses projected to be paid during such period	$[____]

plus

c.	Any extraordinary, unusual or non-recurring expenses or losses of the Loan Parties projected to be actually subtracted from Cash Flows pursuant to clause (b) during such applicable period	$[____]
Total:		$[______]

2. Debt Service projected for such period (excluding Working Capital Debt, all Indebtedness or Guarantees incurred pursuant clauses (f), (g), (h), (i), (j), (k), (l), (m), (o), (p) and (q) of Section 6.01 and the scheduled principal payment of any Senior Debt that has bullet maturities or balloon payments at maturity or in the final year prior to maturity)

a.	All fees scheduled to become due and payable during such period in respect of any Senior Debt	$[____]

Exhibit B-6

plus

b.	Interest on the Senior Debt (taking into account any Interest Rate Protection Agreements) scheduled to become due and payable during such period	$[____]

plus

c.	Scheduled principal payments of the Senior Debt to become due and payable during such period	$[____]

plus

d.	All payments due or anticipated to become due by the Company pursuant to and provision in respect of increased costs or taxes under any Senior Debt Instrument	$[____]

plus

e.	Any indemnity payments due to any of the Secured Parties	$[____]

minus

f.	Working Capital Debt, all Indebtedness or Guarantees incurred pursuant clauses (f), (g), (h), (i), (j), (k), (l), (m), (o), (p) and (q) of Section 6.01 of the Working Capital Facility Agreement and the scheduled principal payment of any Senior Debt that has bullet maturities or balloon payments at maturity or in the final year prior to maturity	$[____]
Total:		$[______]

Projected Debt Service Coverage Ratio (Row 1 Total : Row 2 Total)		[_____]

Exhibit B-7